UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2024

AGILYSYS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-5734	34-0907152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3655 Brookside Parkway Suite 300
Alpharetta, Georgia		30022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 810-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	AGYS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit and Security Agreements

On August 16, 2024 (the “Credit Agreement Closing Date”), Agilysys, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with the lenders party thereto (collectively, the “Lenders”) and Bank of America, N.A., as lender and administrative agent (in such capacity, the “Agent”).

The Credit Agreement provides for a revolving credit facility in the initial maximum aggregate principal amount of $75 million (the “Revolving Facility”). The Revolving Facility includes the ability for the Company to request an increase to the commitments under the Revolving Facility by an additional aggregate principal amount of up to $25 million. On the Credit Agreement Closing Date, the Company drew $50 million on the Revolving Facility (the “Initial Revolving Loan”), the proceeds of which were used to fund the Acquisition (as defined below).

A summary of the other material terms of the Credit Agreement are set forth below.

Interest Rate and Fees

The Initial Revolving Loan bears interest at the SOFR Daily Floating Rate (as defined in the Credit Agreement), plus an initial margin of 1.625%, which such margin is subject to adjustment as of each fiscal quarter end within the ranges set forth below for SOFR Daily Floating Rate Loans. For any additional loans under the Revolving Facility, interest on the outstanding principal amount of such loans will accrue at a per annum rate equal to (i) the Base Rate, the Term SOFR Rate, or the SOFR Daily Floating Rate, as applicable and each as defined in the Credit Agreement, (ii) plus, in each case, an applicable margin. The applicable margins are based on the Company’s Consolidated Leverage Ratio (as such term is defined in the Credit Agreement, the “Consolidated Leverage Ratio”) as of each fiscal quarter end. With respect to the Revolving Facility, the applicable margin ranges from 1.5% to 2.125% in the case of Term SOFR Loans and SOFR Daily Floating Rate Loans, or 0.5% to 1.125% in the case of Base Rate Loans (as such terms are defined in the Credit Agreement). The initial applicable margins are 1.625% for Term SOFR Loans and SOFR Daily Floating Rate Loans or 0.625% for Base Rate Loans, and may be updated based on the Company’s Consolidated Leverage Ratio as of each fiscal quarter end beginning with the fiscal quarter ended December 31, 2024.

The Company is required to pay a commitment fee to the Lenders under the Revolving Facility in respect of any unutilized commitments thereunder. The commitment fee is based on the Company’s Consolidated Leverage Ratio and ranges from 0.225% to 0.325%. The initial commitment fee is 0.275% and is subject to quarterly adjustment beginning with the fiscal quarter ended December 31, 2024.

Maturity; Prepayments

The Revolving Facility matures on the three-year anniversary of the Credit Agreement Closing Date. The Company may voluntarily repay outstanding loans and terminate commitments under the Revolving Facility at any time without premium or penalty.

Certain Covenants and Events of Default

The Credit Agreement contains a number of significant affirmative and negative covenants. Such covenants, among other things, restrict, subject to certain exceptions, the ability of the Company and its subsidiaries to:

•
incur certain liens;
•
incur or guarantee additional indebtedness;
•
pay dividends and make other distributions on, or redeem or repurchase, capital stock;
•
make certain investments;
•
enter into transactions with affiliates;
•
merge, dissolve, liquidate or consolidate;
•
change lines of business; and
•
transfer or sell assets.

The Credit Agreement requires the Company to also maintain the following financial covenants:

•
maintain a Consolidated Interest Coverage Ratio (as such term is defined in the Credit Agreement) for the immediately preceding four fiscal quarters ending as of the last day of each fiscal quarter (each such period, a “Measurement Period”) of at least 3.00 to 1; and

•
maintain a Consolidated Leverage Ratio as of the last day of each Measurement Period of less than 3.50 to 1.00, or, in certain instances and subject to certain conditions, not more than 4.00 to 1.00.

Guarantees; Security and Pledge Agreement

The Company’s obligations under the Revolving Facility are guaranteed by certain of the Company’s subsidiaries (the “Subsidiary Guarantors”), subject to certain customary exceptions and limitations. Pursuant to a security and pledge agreement (the “Security Agreement”), dated as of the Credit Agreement Closing Date, among the Company, the Subsidiary Guarantors and the Agent, the Revolving Facility is secured by a first-priority lien on substantially all of the Company’s and the Subsidiary Guarantors’ present and future personal assets and intangible assets and the outstanding capital stock of the Company’s subsidiaries owned by the Company or any Subsidiary Guarantor, in each case, subject to certain customary exceptions and limitations.

The Credit Agreement also contains customary events of default, including cross default provisions, and if an event of default occurs and continues, the Company is subject to certain actions by the Agent, including, without limitation, the acceleration of repayment of all amounts outstanding under the Credit Agreement and the foreclosure of Agent’s lien on the assets of the Company and the Subsidiary Guarantors and the exercise by Agent of other customary secured creditor rights.

The foregoing descriptions of the Credit Agreement and the Security Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

Purchase Agreement

On August 20, 2024 (the “Effective Date”), the Company entered into a share purchase agreement (the “Purchase Agreement”) with 1496458 B.C. Ltd., a corporation existing under the laws of British Columbia and a wholly owned subsidiary of the Company (the “Buyer”), Book4Time Parent, Inc., a corporation existing under the laws of British Columbia (“Book4Time”), 1494084 B.C. Ltd. (“RS HoldCo”), a corporation existing under the laws of British Columbia, 1494085 B.C. Ltd. (“TC HoldCo,” and collectively with RS HoldCo, the “Founder HoldCos”), a corporation existing under the laws of British Columbia, the seller parties thereto (collectively, the “Sellers”), Qianqian (Tim) Chen, solely for purposes of certain sections designated therein, and Roger Sholanki and Serent Capital Partners IV, LP (“Serent”), solely in their capacity as the representative, agent and attorney-in-fact of the Sellers and for purposes of certain sections designated therein, pursuant to which the Company, through the Buyer, acquired all of the issued and outstanding equity interests of Book4Time, resulting in Book4Time becoming a wholly-owned indirect subsidiary of the Company (the “Acquisition”).

Purchase Price

Pursuant to the Purchase Agreement, the aggregate consideration for the Acquisition was $150 million in cash (USD), subject to certain post-closing adjustments for cash, indebtedness, net working capital, and transaction and remediation expenses of Book4Time (the “Purchase Price”), which represents an approximate nine times revenue multiple. The Cash Purchase Price was funded using a combination of cash on hand and the proceeds of the Initial Revolving Loan. In accordance with the Purchase Agreement, the Company held back $1.5 million of the Purchase Price pending finalization of the post-closing adjustments to the Purchase Price and deposited $2 million of the Purchase Price into an escrow account to cover certain Indemnity claims (as defined below).

Non-Competition; Non-Solicitation

Pursuant to the Purchase Agreement, certain Sellers shall be prohibited from engaging in certain competitive and solicitation activities for a period of one or three years, as applicable, following the Effective Date and Serent shall be prohibited from engaging in certain solicitation activities for a period of two years following the Effective Date, in each case subject to certain exceptions.

Warranties; Indemnification

The Company has obtained a representation and warranty insurance policy (“R&W Insurance”) to provide coverage for certain breaches of representations and warranties of the Sellers and Founder HoldCos, which is subject to certain exclusions, deductibles and other terms and conditions set forth therein. In addition, subject to certain limitations in the Purchase Agreement, certain of the Sellers are required to indemnify and hold harmless the Company and Buyer for certain losses resulting from certain specified damages and remediation activities (the “Indemnities”). Except with respect to the Indemnities and claims of fraud, the Company and Buyer agreed that the sole recourse for breaches of representations and warranties by Sellers, Founder HoldCos and Book4Time shall be under the R&W Insurance. The Sellers and owners of the

Founder HoldCos agreed to a release of claims against the Company, Buyer and Book4Time, and the Company, Buyer and Book4Time agreed to a release of claims against the Sellers.

The Purchase Agreement contains customary representations, warranties and covenants for transactions of this type. The representations and warranties have been made for the benefit of the parties to the Purchase Agreement and should not be relied upon by any other person. Such representations and warranties (i) have been qualified by schedules and exhibits, (ii) are subject to materiality standards that may differ from what may be viewed as material by investors, (iii) are made as of specified dates, and (iv) may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. Accordingly, the representations and warranties should not be relied upon as characterizations of the actual state of facts.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The closing of the Acquisition contemplated by the Purchase Agreement occurred on the Effective Date. The information set forth above under Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On August 20, 2024, the Company issued a press release announcing the acquisition of all of the outstanding equity of Book4Time, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

The Company has determined that the financial statements contemplated by Item 9.01 of Form 8-K are not required to be reported by Form 8-K with respect to the Acquisition.

(b) Pro Forma Financial Information.

The Company has determined that the pro forma financial information contemplated by Item 9.01 of Form 8-K is not required to be reported by Form 8-K with respect to the Acquisition.

(d) Exhibits.

The following items are filed as exhibits to this current report on Form 8-K:

Exhibit Number	Description
2.1*+

Share Purchase Agreement, dated August 20, 2024, by and among Agilysys, Inc., 1496458 B.C. Ltd., Book4Time Parent, Inc., 1494084 B.C. Ltd., 1494085 B.C. Ltd., the seller parties thereto, Qianqian (Tim) Chen, solely for purposes of certain sections designated therein, and Roger Sholanki and Serent Capital Partners IV, LP, solely in their capacity as the representative, agent and attorney-in-fact of the sellers and for purposes of certain sections designated therein.

10.1*	Credit Agreement, dated August 16, 2024, by and among Agilysys, Inc., the lender parties thereto, and Bank of America, N.A., as administrative agent.

10.2*	Security and Pledge Agreement, dated August 16, 2024, by and among Agilysys, Inc., the guarantors parties thereto, and Bank of America, N.A., as administrative agent.

99.1	Press Release issued by Agilysys, Inc. on August 20, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

+ Certain portions of this exhibit have been omitted in accordance with Item 601(b)(2)(ii) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of this exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.

Date:	August 20, 2024	By:	/s/ William David Wood III
William David Wood III Chief Financial Officer (Principal Financial Officer)